UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 25, 2008

Date of Report (Date of earliest event reported)

IVI COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-32797	33-0965560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 H Street, Suite H, Eureka, CA 95501

 (Address of principal executive offices) (Zip Code)

(707) 444-6617

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 25, 2008 IVI Communications, Inc. (the “Company”) entered into a Loan and Security Agreement (the "Agreement") by and between the Company and Titan Global Holdings, Inc., a Utah corporation, (the “Lender”) pursuant to which the Lender will provide funds of up to One Hundred Thousand dollars ($100,000) from time to time upon the written request of the Company to the Lender (the “Loans”).  The lending of any such funds pursuant to the Agreement shall be in the sole discretion of the Lender and shall be dependent among other thing on receipt of the following, all of which shall be to the satisfaction of the Lender:  detailed use of proceeds, budget, timelines for application of proceeds and milestone requirements.  All capitalized terms not defined herein shall have the definition given to them within the Agreement.

Under the Agreement, the Loans and all accrued interest shall be payable on the first day of each month, commencing on the date of the Agreement and outstanding principal and all accrued but unpaid interest of the Loans shall be repaid on or before December 22, 2008   The Loans shall be evidenced by a promissory note. All Loans shall bear interest at thirteen percent (13.0%) based on the actual number of days elapsed in a year of 360 days; provided, that after the occurrence of an Event of Default, as defined in the Agreement, all Loans and other monetary obligations shall, at Lender's option, bear interest at a rate per annum equal to four percent (4%) in excess of the rate otherwise applicable thereto until paid in full (notwithstanding the entry of any judgment against the Company or the exercise of any other right or remedy by Lender), and all such interest shall be payable on demand.

Under the Agreement, in order to secure the full payment and performance of all of the obligations, the Company has assigned to Lender and granted Lender a continuing security interest in the following property of the Company, whether tangible or intangible, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes, as such terms are defined in the Agreement:  (i) all Accounts and all goods whose sale, lease or other disposition by the Company has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Company; (ii) all Chattel Paper, Instruments, Documents and General Intangibles (including  all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (iii) all Inventory; (iv) all Goods (other than Inventory), including Equipment, vehicles and Fixtures; (v) all Investment Property; (vi) all Deposit Accounts, bank accounts, deposits and cash; (vii) all Letter-of-Credit Rights; (viii) all Commercial Tort Claims; (ix) all Supporting Obligations; (x) any other property of Company now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (xi) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property, and all of Company’s books and records relating to any of the foregoing and to such Company’s business.  However, the security interest granted under the Agreement is subject to the terms and provisions of the subordination agreement entered into as of the date hereof between the Lender and YA Global Investments, L.P.

Lender's obligation to make Loans under the Agreement may be terminated prior to December 22, 2008 as follows:  (i) by Company, upon notice of termination and repayment of all outstanding obligations due to Lender under the Agreement; or (ii) by Lender at any time after the occurrence of an Event of Default, as that term is defined within the Agreement, without notice, effective immediately.  No termination of the Agreement shall affect or impair any right or remedy of Lender or relieve the Company of any of the obligations until all of the monetary obligations under the Agreement have been indefeasibly paid in full.  Upon indefeasible payment and performance in full of all of the monetary obligations and termination of this Agreement, Lender shall promptly deliver to Company termination statements, requests for reconveyances and such other documents as may be reasonably required to terminate Lender's security interests in properties of the Company.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.
Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Loan and Security Agreement entered into by and between IVI Communications, Inc. and Titan Global Holdings, Inc. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVI COMMUNICATIONS, INC.

Date: June 30, 2008	By:	/s/ Kurt Jensen
Chief Executive Officer